Exhibit 10.1

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (together with all schedules, exhibits and all ancillary agreements contemplated herein, hereinafter referred to as this "Agreement"), is entered into as of the 17th of August, 2004 by and among HQ Sustainable Maritime Industries, Inc., a Delaware corporation ("HQSM" or
"Company"), Sino-Sult Canada (S.S.C.) Limited, a limited liability corporation existing in Canada ("Owner"), and Sealink Wealth Limited, a limited liability corporation existing in the British Virgin Islands ("Sealink"). Owner is owned by the following shareholders and officers of HQSM: Norbert Sporns, Lillian Wang Li and Harry Wang Hua. Owner is the sole owner of Sealink, which is in turn, the sole owner of the company producing nutraceutical products in China under the name of Hainan Jiahua Marine Bio-products Co., Ltd., a limited liability corporation existing in China ("Hainan"). Hainan is the subject of a fairness opinion by an independent valuation (the "Appraisal") by Vigers Appraisal & Consulting Limited, an independent appraiser in Hong Kong. The Appraisal is attached as Exhibit A to this Agreement. Hereinafter, HQSM, Owner and Sealink are each referred to individually as a "Party" and collectively as "Parties".

                                    RECITALS

         A. Owner and HQSM believe the acquisition of Hainan is of great importance to HQSM's expansion.

         B. Hainan maintains title to certain assets, including, but not limited to: (i) plant buildings, (ii) manufacturing equipment, (iii) environmental control equipment, (iv) the right to produce products arising from the operation of Hainan, (v) the ownership rights to any intellectual property arising from the operations of Hainan; and (vi) customer list and sales and distribution contracts.

         C. Owner owns 100% of the equity interest in Sealink, which in turn, owns 100% of the equity interest in Hainan.

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows.

                                    ARTICLE I
                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                              OF OWNER AND SEALINK

         As an inducement to, and to obtain the reliance of HQSM, Owner and Sealink each represents and warrants as follows:

         Section 1.01--OWNERSHIP OF SEALINK. Owner is the sole legal and beneficial owner of Sealink free and clear of any claims, charges, equities, liens, security interests, or encumbrances whatsoever. Sealink is the sole legal and beneficial owner of Hainan free and clear of any claims, charges, equities, liens, security interests, or encumbrances whatsoever.

         Section 1.02--VALID TRANSFER OF FULLY VESTED SHARES. Owner has full right, power, and authority to transfer, assign, convey, and deliver his ownership of Sealink. The delivery by Owner of the ownership interest of Sealink with all of its assets (the "Company Assets") and liabilities at the Closing (as described in Section 3.03 herein) will convey to HQSM good and marketable title to Sealink, free and clear of any claims, charges, equities, liens, security interests, or encumbrances whatsoever.

         Section 1.03--ORGANIZATION OF OWNER AND SEALINK. Each of Owner and Sealink has taken, or will have taken prior to Closing (as described in Section
3.03 herein), all actions required by law, or otherwise to authorize the execution and delivery of this Agreement. Each of Owner and Sealink has or will have prior to Closing (as described in Section 3.03 herein), the full power, authority, and legal right and has or will have prior to Closing (as described in Section 3.03 herein), taken all action required by law to consummate the transactions herein contemplated.

         Section 1.04--ENFORCEABLE OBLIGATION. The transactions contemplated by this Agreement are the valid and binding obligations of Owner and Sealink, enforceable against Owner and Sealink, by HQSM in accordance with the terms of this Agreement.

         Section 1.05--NO CONFLICTS. The execution and delivery by Owner and Sealink of this Agreement, the performance by Owner and Sealink of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Owner or Sealink to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any lien upon Owner or Sealink or any of their respective assets and properties under, any contract to which Owner or Sealink is a party or by which any of the Company Assets is bound.

         Section 1.06--GOVERNMENTAL AUTHORIZATIONS AND LICENSES. Each of Owner and Sealink has, or will have upon Closing (as described in Section 3.03 herein), all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Owner and Sealink of this Agreement and consummation by Owner and Sealink of the transactions contemplated hereby.

         Section 1.07--BINDING OBLIGATION. When executed by Owner and Sealink, this Agreement, and all exhibits hereto and the representations and warranties contained herein and therein will constitute a valid and binding obligation of Owner and Sealink, jointly and severally, enforceable in accordance with its respective terms.

         Section 1.08--OPTIONS OR WARRANTS OR SUBSCRIPTIONS. Except as set forth in Schedule 1.08 to this Agreement, there are no existing options, warrants, calls, subscriptions or commitments of any character relating to any equity securities of Owner or Sealink.

         Section 1.09--COMPLIANCE WITH LAWS AND REGULATIONS. Owner, Sealink and Hainan each has complied with all applicable statutes and regulations in the relevant jurisdiction except to the extent that noncompliance would not (i) materially and adversely affect the business, operations, properties, assets, or condition of Owner, Sealink or Hainan or (ii) result in the occurrence of any material liability for Owner, Sealink or Hainan.

         Section 1.10--LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting Owner, Sealink or Hainan or any assets or business of either Owner, Sealink or Hainan or this Agreement or any exhibit hereto, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

         Section 1.11--NO BANKRUPTCY. There has not been filed any petition or application, nor any proceeding commenced by or against Owner, Sealink or Hainan with respect to any assets of Owner, Sealink or Hainan under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment has been made by Owner, Sealink or Hainan for the benefit of creditors generally.

         Section 1.12--NO OPTION PLAN. There is no share option plan or similar plan to acquire any additional shares or units or other equity interests, as the case may be, of Owner or Sealink or securities convertible or exercisable into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares or units or equity interests, as the case may be.

         Section 1.13--FINANCIAL STATEMENTS OF HAINAN.

                  (a) Each set of financial statements (including, in each case, any related notes thereto) contained in the audited financial statements of Hainan as attached hereto as Schedule 1.13(a) and incorporated herein by reference and made an integral part hereof (the "Hainan Financial Statements"), was prepared in accordance with China GAAP applied on a consistent basis throughout the periods involved.

                  (b) The Hainan Financial Statements are true, correct and complete and accurately reflect the financial condition of Hainan as of each period reflected therein. The Hainan Financial Statements fairly present the financial condition of Hainan and the results of its operations and cash flows as of the dates thereof. The Hainan Financial Statements include all adjustments necessary to present fairly the information for such period.

                  (c) To the knowledge of Owner and Sealink, except as disclosed in the Hainan Financial Statements, there has been no material change in the financial condition, operations or business of Hainan since December 31, 2003.

                  (d) Except as otherwise disclosed in the Hainan Financial Statements, Hainan does not have any material liabilities. Except as disclosed in Schedule 1.13(d), Sealink does not have any material liabilities.

         Section 1.14--TAX RETURNS. Except as set forth on Schedule 1.14, all required tax returns and information returns and reports of or relating to any tax and the information and data contained therein have been properly and accurately compiled and completed in all material respects, and filed and paid in a timely manner with the appropriate taxation authority for each of Owner, Sealink and Hainan.

         Section 1.15--GUARANTEES. Neither Owner nor Sealink nor Hainan has any outstanding contracts or commitments guaranteeing (or indemnifying or making contribution to others for breaches in connection with) the payment or collection or the performance of the obligations of others, and none of them has entered into any deficiency agreements, or issued any comfort letters, or otherwise granted any material financial assistance to any person, firm, corporation or other entity.

         Section 1.16--NO NON-COMPETITION AGREEMENT. There is no restriction agreement nor any non-solicitation or non-competition agreement or other agreement restricting in any way the carrying on of the business of Owner, Sealink or Hainan binding upon Owner, Sealink or Hainan.

         Section 1.17--REAL PROPERTY. Owner does not own any real or otherwise immovable property.

         Section 1.18--PERSONAL PROPERTY; INTELLECTUAL PROPERTY.

                  (a) All of the personal property (other than Intellectual Property, as hereinafter defined) (the "Personal Property") is in existence. Each of Owner, Sealink and Hainan has good and marketable title to all of its respective assets and properties, free and clear of all encumbrances or liens howsoever defined and such assets and properties consist of all of the assets and properties required by each of Owner, Sealink and Hainan to conduct its respective businesses consistent with past practice. There are no material defects, latent or patent, in the Personal Property. The machinery or equipment of Sealink and Hainan are in proper operating condition and repair (subject to normal wear and tear).

                  (b) Each of Owner, Sealink and Hainan owns or has the right to use pursuant to license, sublicense, agreement, or permission all intellectual property used for the operation of Hainan's business as presently conducted, which intellectual property shall for purposes of this Agreement include, but not be limited to, all (i) patents and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights and copyright rights, service marks and service mark rights, and all pending applications for and registration of the same; (ii) brand names, trade dress, business and product names, logos and slogans, and (iii) proprietary technology, including all know-how, trade secrets, quality control standards, reports (including test reports), designs, processes, market research and other data, computer software and programs (including source codes and related documentation), formulae, inventions and other ideas, methodologies, and technical information, (iv) claims of the owner of any intellectual property for infringement of its rights by a third party, no matter when arising, and (v) other intellectual property (collectively, the "Intellectual Property").

         Each item of Intellectual Property owned or used by Owner, Sealink and Hainan immediately prior to the Closing hereunder will be owned or available for use by Company on identical terms and conditions immediately subsequent to the Closing hereunder. Each of Owner, Sealink and Hainan has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. Schedule 1.18(b) sets forth a true, correct and complete list (together with description, registration number and registration date) of each item of Intellectual Property owned by Owner, Sealink and Hainan or used in the operation of Hainan's business, and, to the extent registered with any governmental authority, the name, date of registration and registration number of each such item. To the knowledge of Owner, Sealink and Hainan, no third party has interfered with, infringed upon, misappropriated, or violated in any material respect any Intellectual Property. The Intellectual Property constitutes all the intellectual property that is material to the conduct of the business of Hainan as now conducted. Hainan has taken reasonable steps to protect its confidential information and trade secrets.

         Section 1.19--NO MATERIALLY ADVERSE UNDISCLOSED FACTS. There is no fact known to the management of Owner, Sealink or Hainan which has not previously been disclosed in writing to Company which may materially adversely affect Owner, Sealink and Hainan or any such company's respective assets, properties, business, prospects, operation or condition (financial or otherwise), or which should be disclosed to Company in order to make any of the warranties and representations herein true and not misleading and no state of facts is known, to the management of Owner, Sealink or Hainan, which would operate to prevent Owner, Sealink or Hainan from continuing to carry on either of their businesses in the manner in which carried on at the date hereof.

         Section 1.20--SARBANES-OXLEY COMPLIANCE.

                  (a) Each of Owner, Sealink and their subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that
(i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of any requisite financial statements to maintain accountability for its consolidated assets; (iii) access to Sealink's assets is permitted only in accordance with management's authorization; (iv) the reporting of Sealink 's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

                  (b) Neither Owner nor Sealink has, since September 30, 2001, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of either Owner, Sealink or any subsidiary thereof. Schedule 1.20(b) identifies any loan or extension of credit maintained by Owner or Sealink to which the second sentence of Section 13(k)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applies.

                  (c) On or before Closing, each of Owner and Sealink and each of its directors and its senior financial officers shall have consulted with Owner's and Sealink's independent counsel, as appropriate, with respect to, and (to the extent applicable to Owner or Sealink, as the case may be) is familiar in all material respects with all of the requirements of the Sarbanes-Oxley Act of 2002. Each of Owner and Sealink is in compliance with the provisions of the

Sarbanes-Oxley Act of 2002 applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of Owner's and Sealink's independent counsel, respectively, to ensure Owner's and Sealink's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of the Sarbanes-Oxley Act of 2002 which shall become applicable to Owner and Sealink after the Closing Date hereof.

                  (d) On or before Closing, each of Owner and Sealink shall maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures shall be effective to ensure that all material information concerning Owner, Sealink and its subsidiaries is made known on a timely basis to management of Owner and Sealink. Such disclosure controls will remain in effect on the Closing Date hereof and made available to the parties responsible for the preparation of Company's filings with the Commission and other public disclosure documents. Schedule 1.20(d) lists, and each of Owner and Sealink has delivered to Company copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

         Section 1.21--ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or any transactions or developments contemplated thereby, from the date of this Agreement until the completion of the Closing, neither Owner nor Sealink will, other than as has been disclosed in writing to
Company: (i) incur any liability or obligation whatsoever, secured or unsecured, direct or indirect, other than in the ordinary and usual course of its business;
(ii) enter into any contracts or agreements whatsoever, other than in the ordinary and usual conduct and course of either of its businesses; (iii) change any of its accounting methods, principles, practices or policies; (iv) cease to operate its properties, if any, or fail to maintain any of its properties, rights and assets consistently with past practices; (v) sell or otherwise in any way alienate or dispose of any of its assets other than in the ordinary course of business and in a manner consistent with past practices; (vi) modify its charter documents or capital structure; (vii) make any dividend to any of its shareholders or to any affiliate or associate thereof, or reserve or declare any dividend; (viii) other than in the ordinary course of business, grant to any customer any special allowance or discount, or change its pricing, credit or payment policies; (ix) make any loan or advance, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any person, or (x) purchase or otherwise acquire any shares or other equity security, as the case may be, in any person.

         Section 1.22--INFORMATION SUPPLIED. The information supplied by Owner and Sealink specifically for inclusion in the information statement to be sent to the shareholders of Company shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which it was made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication to the shareholders of Company with respect to this Agreement or any transaction or development contemplated thereby or hereby, which has become false or misleading.

         Section 1.23--RELIANCE. All representations and warranties of Owner and Sealink contained herein, shall be deemed to have been relied upon by Company notwithstanding any investigation heretofore or hereafter made by Company or by its counsel and shall survive the date hereof and continue in full force and effect for the benefit of Company until the limitation period under any applicable tax statute has expired or, in all other cases, until the first anniversary of the date hereof.

         Section 1.24--FULL DISCLOSURE. The representations and warranties of Owner and Sealink contained in this Article I of this Agreement or to be furnished in or in connection with documents mailed or delivered to the Company in connection with the consummation of this Agreement, do not contain or will not contain, any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE II
                         REPRESENTATIONS, COVENANTS, AND
                               WARRANTIES OF HQSM

         As an inducement to, and to obtain the reliance of Owner and Sealink, HQSM represents and warrants as follows:

         Section 2.01--ORGANIZATION AND DUE AUTHORIZATION. HQSM is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not violate any provision of HQSM's certificate of incorporation or bylaws. HQSM has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and HQSM has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02--CAPITALIZATION AND OUTSTANDING SHARES. As of August 17, 2004, HQSM'S authorized capital currently consists of 200,000,000 shares of common stock, par value $0.001 (the "Common Stock"), of which 63,809,437 shares of Common Stock are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, non-assessable and not issued in violation of the pre-emptive or other rights of any person.

         Section 2.03--APPROVAL OF AGREEMENT. The board of directors of HQSM has approved this Agreement and the transactions contemplated herein.

                                   ARTICLE III
                  PURCHASE AND SALE, PURCHASE PRICE AND CLOSING

         Section 3.01--PURCHASE AND SALE, THE PURCHASE PRICE. At Closing, Owner agrees to assign, transfer, and deliver to HQSM, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the whole ownership interest (represented by shares) of Sealink against a total purchase price of twenty million US Dollars (US$20,000,000) ("Purchase Price"), and HQSM agrees to issue and deliver: (i) an aggregate consideration of twenty million US Dollars (US$20,000,000), representing the fair market value of Hainan as set forth in the Appraisal discounted by 15%, in the following manner: $8,888,655 in the form of 12,698,078 shares of HQSM's Common Stock up to but not exceeding 19.9% of the outstanding shares of HQSM's Common Stock on a fully-diluted basis immediately prior to the Closing Date, shall be issued by HQSM in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended and delivered to the shareholder listed in Schedule 3.04 hereto (the "Share Recipient") and
(ii) the remaining balance of $11,111,345 shall be delivered in the form of a convertible promissory note issued to Owner by HQSM (the "Convertible Note"), substantially in the form attached hereto as Exhibit B. The Convertible Note shall accrue interest at the rate of 5% per annum and shall be convertible into: first one hundred thousand US Dollars (US$100,000) for 100,000 shares of HQSM's preferred stock, $0.001 par value per share, issuable pursuant to a certificate of designation, substantially in the form attached hereto as Exhibit C, and thereafter the remaining value of the Convertible Note in the amount of US$11,011,345 into 15,730,493 shares of HQSM's Common Stock. The Convertible Note shall be convertible only upon completion of an audit of the acquisition that is the subject of this Agreement, performed to the satisfaction of HQSM and receipt of all necessary shareholder consents and approvals.

         Section 3.02--[RESERVED]

         Section 3.03--CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be at a mutually convenient time as determined by the Parties ("Closing Date").

         Section 3.04--CLOSING EVENTS. At the Closing, each of the Parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) the following:

                  (a) in the case of Owner, a share certificate representing the whole ownership interest of Sealink duly endorsed for transfer or accompanied by a stock power; and

                  (b) in the case of HQSM, (i) a stock certificate evidencing the share ownership of the Share Recipient as set forth on Schedule 3.04 hereto and (ii) the Convertible Note.

         Each Party shall also deliver such other items as may be reasonably requested by the other Party and/or their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                                   ARTICLE IV
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF HQSM

         The obligations of HQSM under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 4.01--ACCURACY OF REPRESENTATIONS. The representations and warranties made by Owner and Sealink in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Owner, Sealink and each Share Recipient shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         Section 4.02--NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Sealink or Hainan nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Sealink or Hainan.

         Section 4.03--AUDIT OF ACQUISITION. Sealink shall have caused the preparation and subsequent audit of the consolidated financial statements of Sealink and Hainan for the annual period ended December 31, 2003 to be performed in accordance with US GAAP to the reasonable satisfaction of HQSM for the purposes of the transactions herein contemplated.

         Section 4.04--CONSENTS, ETC. HQSM shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities, shareholders and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                                    ARTICLE V
            CONDITIONS PRECEDENT TO OBLIGATIONS OF OWNER AND SEALINK

         The obligations of Owner and Sealink under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.01--ACCURACY OF REPRESENTATIONS. The representations and warranties made by HQSM in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and HQSM shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by HQSM prior to or at the Closing.

         Section 5.02--NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of HQSM nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of HQSM.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.01--GOVERNING LAW. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York, without regard to its conflicts of law principles.

         Section 6.02--RESOLUTION OF DISPUTES.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one Party has delivered to the respective Party a written request for such consultation (the "Consultation Date"). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either Party, with written notice to the other Party.

                  (b) ARBITRATION. The arbitration shall be conducted in New York, New York under the auspices of the American Arbitration Association ("AAA") in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. There shall be three arbitrators--one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. All arbitration proceedings shall be conducted in English. Each party to the dispute shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party to the dispute in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties thereto; either party thereto may apply to any court of competent jurisdiction in the State of New York for enforcement of any award granted by the arbitrators.

                  (c) During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue to abide by the terms of this Agreement.

         Section 6.03--ATTORNEY'S FEES. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching Party or Parties shall reimburse the non-breaching Party or Parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 6.04--SCHEDULES; KNOWLEDGE. Each Party is presumed to have full knowledge of all information set forth in the other Party's schedules delivered pursuant to this Agreement.

         Section 6.05--ENTIRE AGREEMENT. This Agreement and any agreements, documents and instruments to be executed and delivered pursuant hereto are intended to embody the final, complete and exclusive agreement among the Parties with respect to the subject matter of this Agreement, and are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto.

         Section 6.06--SURVIVAL; TERMINATION. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the Parties.

         Section 6.07--COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement, facsimile signatures may be deemed originals.

         Section 6.08--AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

         Section 6.09--THIRD PARTY CONSENTS AND CERTIFICATES. The Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 6.10--NOTICE. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to HQSM, at its principal office, Wall Street Center, 14 Wall Street - 20th Floor New York, NY 10005, Attention:
President, to Owner at the following address: 7305 Marie-Victorin, Suite 100, Brossard, Quebec, Canada J4W 1A6, Attention: President, and to Sealink at Unit 1105, 11th Floor, Tower 1, Enterprise Square, #9 Sheun Yuet Road, Kowloon Bay, Hong Kong, Attention: President. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

         Section 6.11--SEVERABILITY. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a Party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

         Section 6.12--NO THIRD PARTY RIGHTS. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and the respective successors and assigns of the foregoing, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party, nor shall any provision hereof give any third persons any right of subrogation or action over or against any Party.

         Section 6.13--CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the Parties. Without limitation, there shall be no presumption against any Party on the ground that such Party was responsible for drafting this Agreement or any part thereof.

         Section 6.14--SECTION HEADINGS. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.



         [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have caused this Purchase Agreement to be duly executed as of the day and year first above written.




HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By: /s/ Norbert Sporns
   --------------------------
Name: Norbert Sporns
Title: CEO and President



SINO-SULT CANADA (S.S.C.) LIMITED

By: /s/ Lillian Wang Li
   --------------------------
Name: Lillian Wang Li
Title: Director



SEALINK WEALTH LIMITED

By: /s/ Harry Wang Hua
   --------------------------
Name: Harry Wang Hua
Title: Director

                                  SCHEDULE 3.04

         Name of Share Recipient and the number of shares it is to receive pursuant to this Agreement:

                                    EXHIBIT A
                                    ---------

                                FAIRNESS OPINION
                                ----------------

               [Vigers Appraisal & Consulting Limited letterhead]




--------------------------------------------------------------------------------

                                     REPORT

                                   CONSIDERING

                              THE FAIR MARKET VALUE

                                       of

                             A 100% equity interest

                                       in

                    HAINAN JIAHUA MARINE BIOPRODUCTS CO. LTD.

                                      AS OF

                                  30 JUNE 2004









Client            :        Hainan Jiahua Marine Bioproducts Co. Ltd.

Ref. No.          :        RHKK/EC/jcsf/VA 3601-2004

Report Date       :        2 August 2004


--------------------------------------------------------------------------------

Ref No.:          RHKK/EC/jcsf/VA 3601-2004
Date:             2 August 2004

The Board of Directors
Hainan Jiahua Marine Bioproducts Company Limited
Unit C, Dacheng Commercial Bldg.,
No.14 Haidian Si Dong Road,
Haikou, Hainan, the PRC


Dear Sirs / Madams,

In accordance with the instruction from Hainan Jiahua Marine Bioproducts Company Limited ("the Company"), we have carried out a valuation of a 100 per cent. equity interest in the Company as at 30 June 2004 (the "Valuation Date"). This letter summarizes the principal conclusions of our valuation. We understand this valuation is required as a reference for the acquisition of the Company by HQ Sustainable Maritime Industries, Inc. ("HQSM"), a listed company in the U.S. NASDAQ stock market.


Background

Initially established as a Sino-Canadian joint venture enterprise in the PRC in February 2001 with a registered capital of US$3.0million, the Company was previously held 60% in common equity by a Canadian company called Sino-Sult Investment Consulting Company Limited ("Sino-Sult") and 40% in common equity by a PRC company called [name of entity in Chinese omitted] (Hainan Jiahua Ocean Product and Biopharmacy (Group) Company Limited) ("JOPB"). In 2004, the Company was transformed into a 100% foreign-invested enterprise in the PRC having an operating term of 20 years upon the approval of the Department of Commerce of Hainan Province on the transfer of JOPB's 40% share ownership in the Company to Sino-Sult on 26 July 2004. The Company is now wholly-own by Sealink Wealth Limited ("Sealink Wealth"), a company incorporated in the British Virgin Islands upon the approval of the Department of Commerce of Hainan Province (document serial no. GengZi (2004) 142) on the transfer of the 100% share ownership in the Company from Sino-Sult to Sealink Wealth on 4 August 2004.


THE BUSINESS

The Company is located in Wenchang City of Hainan Province, the PRC and is principally engaged in the production and sales of marine bio-products and healthcare products in the PRC. It currently holds two subsidiaries, a marine bio-products factory and the Marine Organism Research Institute. The marine bio-products factory is located in Wenchang City of Hainan Province having a ground floor area of 16,667 sq. m. and a construction area of approximately 8,000 sq. m., and consists of two production lines: the powder-product line and the oil-product line. We understand that the bio-products factory has obtained the HACCP certification from the CIQ (China Entry-Exit Inspection and Quarantine Bureau). The Marine Organism Research Institute is leaded by a group of science experts specializing in the research and development of marine organisms in China. It is our understanding that most of them have fruitful experience in the research and development of shark cartilage, shark liver oil and seal derived healthcare products and most are the winners of Science and Technology Progress Awards at the national or provincial standards in the PRC. Besides, the Company has established long-term relationship with the Qingdao University of
Oceanography   in  terms  of   production-research-training.   Furthermore   the
production lines are ideally suited for the manufacture of nutraceutical components. The specific gravity molecular separator and accessory equipment in the plant is required for the manufacture of nutraceutical products which can serve as feed additives in feed production such as Tilapia and shrimp feed.

Six healthcare products are currently sold under the brand name "Jiahua" [name of brand name in Chinese omitted] of the Company, namely, Jiahua Shark Cartilage Capsule [name of product in Chinese omitted], Jiahua Shark Liver Oil Capsule [name of product in Chinese omitted], Jiahua Shark Liver (soft gel) [name of product in Chinese omitted], Jiahua Seal Oil (soft gel) [name of product in Chinese omitted], Jiahua Seal Genitals Capsule [name of product in Chinese omitted] and Jiahua Runlizi Tablet [name of product in Chinese omitted]. Shark liver oil contains elements like Alkoxy-glycerols which are believed beneficial to human immune system whereas shark liver also contains ingredients like squalene, vitamin D and vitamin E that are helpful for maintaining human health. Seal oil, obtained from fresh seal blubbers, is found to contain chemicals like EPA, DHA and DPA (poly-unsaturated fatty acids of Omega series) that are also proven beneficial to our health. Seal genitals are directly imported by the Company from Canada and are purified through special bio-technological processes. Its active ingredients are believed beneficial to human immune system and reproductive system.


Basis and Methodology of Valuation

Our Valuation was carried out on a fair market value basis. Fair market value is defined as "the estimated amount for which an asset should be exchanged on the date of valuation between a willing buyer and a willing seller in an arm's length transaction after proper marketing wherein the parties had each acted knowledgeably, prudently and without compulsion."

The value of the Company was developed through the application of Income Approach with the technique known as the Discounted Cash Flow Method to discount the future economic benefits of the Company into a present market value. This method eliminates the discrepancy in the time value of money by using a discount rate to reflect all business risks including systematic and unsystematic risks in relation to the business.

In applying the discounted cashflow method, we have determined an appropriate discount rate for the assets under review. The cost of equity explaining the systematic risks was developed through the Capital Asset Pricing Model ("CAPM") whereas the unsystematic risk including size risk, lack of marketability and specific risk of the business were also taken into account by making appropriate adjustments in the determination of the discount rate of the business. The discount rate and long-term growth rate used in this valuation exercise are 15.5% and 1.5% respectively and we believe these figures are reasonable for the business under concern.

Our valuation requires consideration of all relevant factors affecting the operation of the business and its ability to generate future investment returns. The factors considered in the valuation included, but were not limited to, the followings:

     -    present business nature and future development of the Company;
     -    global  economic   outlook  in  general  and  the  specific   economic
          environment related to the business of the Company;
     -    historical and projected operating results of the Company;
     -    the  financial  and  business  risk  of  the  Company   including  the
          continuity of income and the projected future results;
     - competitive advantages and disadvantages of the Company in related industries;

As part of our analysis, we are furnished with information prepared by the Company that includes related operational information and documents regarding the subject business.

We have reviewed the information required and we believe no material factor has been intentionally omitted or withheld from the given information in order to reach an informed view.


MAJOR CONSIDERATIONS & ASSUMPTIONS

Assumptions considered to have significant sensitivity effects in this valuation were evaluated and validated in order to provide a more accurate and reasonable basis for arriving at our assessed value. Based on our experience in valuing businesses of similar nature, we consider the assumptions made in this valuation report to be reasonable.

Our major considerations and assumptions are listed as follows:

     - There will be no material adverse change in the political, legal, fiscal or economic condition in the countries in which the Company carry on its business;

     - Currency exchange rates in countries related to the business of the Company will not differ materially from their current rates;

     - The Company will retain its key management, competent personnel and staff to support its ongoing operation;

     - Market trend and conditions for the biopharmaceutical industry, healthcare industry and other related industries in the regions related to the business of the Company will not deviate significantly from the economic forecasts in general;

     - The regulatory policies concerning biopharmaceutical and healthcare industries, hunting of sharks and seals, and export of seal genitals in countries related to the business of the Company will not have any adverse impact on the Company;

     - We have estimated the future cashflow up to year 2009 and the cashflow after year 2009 will be summed up as a terminal value;

     - We have considered in this valuation the revenue of the Company from the sales of six major products, namely, Jiahua Shark Cartilage Capsule [name of product in Chinese omitted], Jiahua Shark Liver Oil Capsule [name of product in Chinese omitted], Jiahua Shark Liver (soft gel) [name of product in Chinese omitted], Jiahua Seal Oil (soft gel) [name of product in Chinese omitted], Jiahua Seal Genitals Capsule [name of product in Chinese omitted] and Jiahua Runlizi Tablet [name of product in Chinese omitted] during the valuation period. We have also estimated the revenue contribution from its new products that will possibly be launched during the valuation period;

     - We have only considered in this valuation the revenue from the sales of the Company's major products and new products in the PRC;

     - We have assumed that the bio-products factory of the Company will continue to meet the required standards specified in the HACCP certification during the valuation period;

     - As per the management of the Company, we have assumed the Company will not incur any substantial capital expenditure during the valuation period;

     - We have only considered a collection of operating income and related expenses such as direct costs, management costs and taxes. We have not made provision for non-operating cash flow items such as interest income, investment income, subsidized income, exchange rate gain/loss, provision for bad debt, etc. in the valuation model;

We have assumed the reasonableness of information provided and relied to a considerable extent on such information in arriving at our opinion of value.

OPINION OF VALUE

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. While the assumptions and consideration of such matters are considered to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company.

Based on the aforesaid investigation, analysis and valuation method employed, it is our opinion that as of the Valuation Date, the fair market value of a 100 per cent. equity interest in the Company is reasonably stated by the amount of (RENMINBI ONE HUNDRED AND NINETY EIGHT MILLION TWO HUNDRED THOUSAND ONLY).

We have not investigated the title to or any liabilities against the business being valued. We hereby certify that we have neither present nor prospective interests in the Company or value reported.



Yours faithfully,
For and on behalf of
Vigers Appraisal & Consulting Limited





/s/ Raymond K. K. Ho
--------------------
Raymond K.K. Ho
MRICS  MHKIS  MSc (e-com)
Registered Professional Surveyor
Executive Director



Note:
Mr. Raymond K.K. Ho is a registered professional surveyor who has over 8 years of experience in business valuation and intangible asset valuation in Hong Kong, Macau and the PRC.

                               LIMITING CONDITIONS


1. Vigers Appraisal and Consulting Limited shall not be required to give testimony or attendance in court or to any government agency by reason of this valuation, with reference to the project described herein, unless prior arrangements have been made.


2. No opinion is intended to express for matters that require legal or other specialized expertise or knowledge, beyond that customarily employed by valuers.


3. As part of our analysis, we have reviewed financial and business information from public sources together with such financial information, project documentation and other pertinent data concerning the project as has been made available to us. Such information was provided by the Company and related parties acting in concert. We assumed such information reliable and legitimate. We have relied to a considerable extent on such information provided in arriving at our opinion of value.


4. Our conclusions assume a continuation of prudent management policies over whatever period of time, which is believed reasonable and is necessary to maintain the character and integrity of the assets valued.


5. We assume that there are no hidden or unexpected conditions associated with the assets valued that might adversely affect the reported value. Further, we assume no responsibility for changes in market conditions, which may require an adjustment in the valuation.


6. Neither the whole nor any part of this report and valuation, nor any reference thereto, may be included in any document, circular or statement without our written approval of the form and content in which it will appear.


7. This report is confidential to the client for the specific purpose to which it refers. In accordance with our standard practice, we must state that this report and valuation is for the use only of the party to whom it is addressed and no responsibility is accepted to any third party for the whole or any part of its contents.

                           GENERAL SERVICE CONDITIONS

The service(s) provided by Vigers Appraisal and Consulting Limited will be performed in accordance with professional appraisal standard. Our compensation is not contingent in any way upon our conclusions of value. We assume, without independent verification, the accuracy of all data provided to us. We will act as an independent contractor and reserve the right to use subcontractors. All files, working papers or documents developed by us during the course of the engagement will be our property. We will retain this data for as long as we wish.

Our report is to be used only for the specific purpose stated herein and any other use is invalid. No reliance may be made by any third party without our prior written consent. You may show our report in its entirety to those third parties who need to review the information contained herein. No one should rely on our report as a substitute for his or her own due diligence. No reference to our name or our report, in whole or in part, in any document you prepare and/or distribute to third parties may be made without our written consent.

You agree to indemnify and hold us harmless against and from any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorneys' fees, to which we may become subjects in connection with this engagement. You will not be liable for our negligence. Your obligation for indemnification and reimbursement shall extend to any controlling person of Vigers Hong Kong Limited, including any director, officer, employee, subcontractor, affiliate or agent. In the event we are subject to any liability in connection with this engagement, regardless of legal theory advanced, such liability will be limited to the amount of fees we received for this engagement.

We reserve the right to include your company/firm name in our client list, but we will maintain the confidentiality of all conversations, documents provided to us, and the contents of our reports, subject to legal or administrative process or proceedings. These conditions can only be modified by written

                                    EXHIBIT B
                                    ---------

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------


U.S.$ 11,111,345
                                                                 August 17, 2004




1. FOR VALUE RECEIVED, the undersigned, HQ Sustainable Maritime Industries, Inc., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of SINO-SULT CANADA (S.S.C.) LIMITED, a limited liability corporation existing in Canada (the "Lender") at the Lender's offices at 1460-555 Rene Levesque Blvd.
         W. Montreal, Quebec H2Z 1B1, the principal sum of ELEVEN MILLION ONE HUNDRED AND ELEVEN THOUSAND THREE HUNDRED AND FORTY FIVE United States Dollars (US$11,111,345) as hereinafter provided and to pay interest on the principal balance hereof from time to time outstanding as hereinafter provided.

2. The principal hereof shall be paid upon maturity, 90 days from the date above first written or such date when the Lender shall have caused the audited financial statements to be completed to the satisfaction of the Borrower pursuant to Section 4.03 of the Purchase Agreement, dated as of the date hereof, between the Borrower and the Lender (the "Purchase Agreement"), whichever comes earlier (the "Maturity Date"). The Borrower hereby agrees to grant to the Lender the right to convert all, but not less than all, of the Note into common stock, $0.001 par value per share of the Borrower ("Common Stock") and Series A Preferred Stock, $0.001 par value per share of the Borrower (the "Preferred Stock") on terms and subject to the conditions set forth in this Note. At the Borrower's option, the Maturity Date may be extended for an additional 90 days, provided that 10 Business Days' prior written notice is given to the Lender by the Borrower. Whenever any payment of principal or interest falls due on a day which is not a Business Day, the due date for payment shall be extended to the next following Business Day. "Business Day" shall mean any day on which banks are not required or authorized by law to close in New York, New York or Canada. The monetary obligations of the Borrower hereunder shall be dischargeable only by payment in immediately available United States dollars or other lawful currency of the United States, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations.

3. The principal balance of this Note shall bear interest at the rate of five percent (5%) per annum payable at Maturity or upon satisfaction or discharge of this Note. This Note shall bear interest on the unpaid principal amount from the date hereof until payment in full of such principal amount. All payments to the Lender in respect of this Note shall be applied to interest and to principal, in such order as the Lender shall determine in its sole discretion. Interest for any period will be calculated on the basis of the actual number of days elapsed (including the first day but excluding the last day) and a year of 360 days. Notwithstanding anything in this Note to the contrary, in no event shall the Borrower be required to make payments of interest in excess of the maximum amount permitted by law.

4. This Note may be prepaid at any time without premium or penalty, but with interest through the date of prepayment.

                  (a) This Note is referenced in the Purchase Agreement, and memorializes the intent of the parties therein. No amendment or modification of this Note shall be effective unless such amendment or modification is permitted under the terms of the Purchase Agreement and is executed in writing and signed by the Borrower and the Lender.

                  (b) The Lender has agreed to cause its wholly owned subsidiary, Sealink Wealth Limited ("Sealink") to cause the preparation and subsequent audit of the consolidated financial statements of Sealink and Sealink's wholly owned subsidiary, Hainan Jiahua Marine Bio-products Co., Ltd. for the annual period ended December 31, 2003 to be performed in accordance with US GAAP to the reasonable satisfaction of the Borrower pursuant to Section 4.03 of the Purchase Agreement.

                  (c) The Lender has agreed to furnish to the Borrower evidence, in form and substance reasonably satisfactory to the Borrower, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities, shareholders and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                  (d) The Borrower and the Lender agree that at any time after the Lender has performed its obligations under Section 4 above to the reasonable satisfaction of the Borrower, but before the Maturity Date, the Lender shall have the right, but not the obligation, to convert all, but not less than all, of the outstanding principal amount of this
         Note into the shares of Common Stock and Preferred Stock of the Borrower, at the Conversion Price (as defined below).

                  (e) For purposes of Section 4(d) above and adjustments thereunder, the per share conversion price shall be deemed to be US$1.00 (One United States Dollar) per one (1) share of Preferred Stock (the "Preferred Conversion Price") and US$.70 (Seventy United States Cents) per one (1) share of Common Stock ("Common Conversion Price"), subject to further adjustment as provided below. The Preferred and

         Common Conversion Price shall be applied under this Note: (i) first to 100,000 shares of Preferred Stock, whereby the Lender shall be issued 100,000 shares of the Borrower's Preferred Stock within 10 Business Days following conversion and the outstanding principal amount under this Note shall be reduced by $100,000; and (ii) thereafter to 15,730,493 shares of Common Stock, until the remaining outstanding principal balance hereunder has been converted. Any accrued interest on this Note shall thereafter be payable in immediately available United States dollars or other lawful currency of the United States. The Common Conversion Price in effect at any time and the number and kind of securities to be received by the Lender upon the exercise of the Lender's conversion rights, shall be subject to adjustment from time to time upon the happening of certain events as provided herein. In case the Borrower shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock or (ii) subdivide or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying such conversion price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. The number and kind of securities shall also be proportionately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur.

5. Upon default in the prompt and full payment of any amounts due at Maturity or upon satisfaction or discharge of this Note, the entire outstanding principal hereof and interest thereon to the date of payment shall immediately become due and payable at the option and upon demand of the holder hereof.

                  (a) The Borrower hereby waives diligence, presentment, demand, protest or notice of nonpayment or dishonor with respect to this Note.

                  (b) The failure of the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

                  (c) The Borrower hereby agrees to reimburse the holder hereof for reasonable and documented costs and expenses incurred by such holder in enforcing its rights under this Note.

                  (d) This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

                  (e) Any failure or delay of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time. The waiver by the Lender of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default hereunder. The provisions of this Note are severable, and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

                  (f) All payments due to the Lender will be made without set-off or counterclaim, free and clear of any deduction or withholding on account of any present or future taxes, duties, or other charges imposed by the United States of America or any political subdivision or taxing authority thereof or therein (other than taxes imposed on or measured by the net income of the Lender), all of which will be for the account of Borrower and paid by it when due.

                  (g) Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Borrower, at its principal office, Wall Street Center, 14 Wall Street - 20th Floor New York, NY 10005, Attention: President, and to the Lender at the following address: 7305 Marie-Victorin, Suite 100, Brossard, Quebec, Canada J4W 1A6, Attention: President. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

                  (h) This Note shall be binding upon the Borrower and inure to the benefit of the Lender and its successors and assigns.

                  (i) After the conversion, this Note shall be considered paid in full and retired and cancelled.


         IN WITNESS WHEREOF, the undersigned has caused this Note, consisting of four (4) pages, this being the fourth page, to be duly executed and delivered by its duly authorized officer.

                                        HQ Sustainable Maritime Industries, Inc.


                                        By:_____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT C
                                    ---------

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

                           CERTIFICATE OF DESIGNATION
                           OF SERIES A PREFERRED STOCK

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


         HQ  Sustainable  Maritime  Industries,  Inc.  (the  "Corporation"),   a
corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: Pursuant to authority conferred upon the Board of Directors by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series and has adopted the resolution set forth below on August 17, 2004:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, as amended, out of the authorized but unissued shares of Preferred Stock of the Corporation this Board of Directors hereby creates a series of the Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Corporation, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

1. Designation. The designation of the series shall be "Series A Preferred Stock" (the "Series A Preferred Stock").

2. Number. The number of shares constituting the Series A Preferred Stock shall be 100,000.

3.       Voting Rights.

         a. General Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to the voting power equal to that of one thousand shares of the Corporation's common stock, par value $.001 per share (the "Common Stock") and with respect to such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

         b. Consent Needed for Authorization. Without the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Corporation may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock either as to dividends or liquidation, (ii) authorize, create or issue any class or series of common stock of the Corporation other than the Common Stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by Section 3(b)(i) or (ii), (v) amend this Certificate or (vi) enter into any disposal, merger or reorganization involving 20% of the total capitalization of the Corporation.

4.       Liquidation.

         a. Preference. Subject to the rights of the holders of any other series of Preferred Stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock and any other series of Preferred Stock ranking junior to the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to liquidation, an amount in cash per share equal to $1.00, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution. If, upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of Series A Preferred Stock and any other series of Preferred Stock ranking on a parity therewith in respect thereto or any class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such holders of shares of the preferential amounts payable to them, then the entire assets of the Corporation available for distribution to such holders of shares shall be distributed ratably among such holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. After payment of the full amount to which they are entitled upon liquidation pursuant to this
         Section 4(a), the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Corporation's assets will be considered a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 4(a).

         b. Adjustments. The liquidation preference provided for herein with respect to the Series A Preferred Stock shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series A Preferred Stock.

5. Optional Conversion Rights. The Series A Preferred Stock shall be convertible as follows:

         a. Optional Conversion. Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of Series A Preferred Stock shall have the right at such holder's option (an "Optional Conversion"), at any time or from time to time, and without the payment of any additional consideration therefor, to convert any of such shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the ratio of one share of Series A Preferred Stock for two shares of the Common Stock of the Corporation ("Optional Conversion Price"). In case the Corporation shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock or (ii) subdivide or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Optional Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying such conversion price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. The number and kind of securities shall also be proportionately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur.

         b. Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

         c. Dividends Upon Conversion. In connection with any conversion of shares of Series A Preferred Stock, the Corporation shall pay accrued and unpaid dividends thereon in accordance with the provisions of
         Section 6.

6.       Dividends.

         a. Dividends.

                  (i) Subject to the rights of the holders of any other series of Preferred Stock ranking senior to or on a parity with the Series A Preferred Stock with respect to dividends and any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock with respect to dividends, other than the Common Stock, the holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends per share of Series A Preferred Stock at a rate per annum as determined by the Board of Directors during the period commencing after the date of original issuance of any shares of Series A Preferred Stock until converted pursuant to Section 5 above; provided, however, in the event of an Optional Conversion, all accumulated dividends will automatically be eliminated and no such dividends will be due or payable to holders of Series A Preferred Stock.

                  (ii) Dividends on the Series A Preferred Stock will accrue on each December 15, March 15, June 15, and September 15, occurring after the date of original issuance, provided that the Corporation shall have the option to pay dividends when and as declared by the Board of Directors of the Corporation. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such shares of Series A Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

                  (iii) The Corporation shall pay the dividends on the Series A Preferred Stock described in Section 6(a)(i), at the Corporation's option and in its sole discretion, out of funds legally available therefor (A) in cash, (B) in shares of Common Stock, such that the number of shares of Common Stock to be distributed as a dividend to each holder of Series A Preferred Stock shall be equal to the cash amount of such dividend payable to such holder on such dividend payment date divided by the average quote per share of Common Stock reported by OTC Bulletin Board or any other stock exchange on which the Common Stock is traded, as determined by the Company (the "Per Share Market Value") for the fifteen (15) trading days immediately preceding such dividend payment date, or (C) in any combination of cash and shares of Common Stock that the Corporation may determine in its sole discretion, with the number of shares of Common Stock to be distributed in connection therewith to be calculated on the basis set forth in Section 6(a)(iii)(B).

                  (iv) No fractional shares of Common Stock or scrip shall be issued upon payment of any dividends in shares of Common
                  Stock. If more than one share of Series A Preferred Stock shall be held by the same holder at the time of any dividend payment date, the number of full shares of Common Stock issuable upon payment of such dividends shall be computed on the basis of the aggregate dividend amount that the Corporation has determined to pay in Common Stock shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon payment of such dividends, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the average Per Share Market Value for the fifteen (15) trading days immediately preceding such dividend payment date, rounded to the nearest cent ($.01).

         b. Allocation of Dividends. Dividends on the Series A Preferred Stock, if paid, or if declared and set apart for payment, must be paid or declared and set apart for payment on all outstanding shares of Series A Preferred Stock contemporaneously. In the event dividends on the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity therewith in respect thereto or any other class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto are declared and paid in an amount less than all accumulated and current dividends on all of such shares, the total amount declared and paid shall be allocated among all of such shares so that the per share dividend to be declared and paid on each share is the same percentage of the sum of the accumulated dividends for each such share. In the event dividends are declared and paid on the Series A Preferred Stock in a combination of cash and shares of Common Stock, the percentage of the dividend paid in cash and the percentage of the dividend paid in stock must be the same for each share of Series A Preferred Stock.

         c. Dividend Priorities. The Corporation shall not declare or pay any distributions to the holders of the Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred Stock in respect of dividends during any period of time in which any shares of Series A Preferred Stock are outstanding or in which any dividends payable on any shares of Series A Preferred Stock have not been declared and paid in full. In this Section 6(c), "distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend solely in shares of Common Stock), or the purchase or redemption by the Corporation of shares of Common Stock or any other shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock in respect of dividends for cash or property, but does not include the repurchase by the Corporation of shares from an officer, director, employee or consultant of the Corporation.

7. Reacquired Shares. Any shares of Series A Preferred Stock purchased, converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of such series and shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock.

         SECOND: That said determination of the powers, designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to said series of Preferred Stock, was duly made by the Board of Directors of the Corporation pursuant to the provisions of the Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Norbert Sporns, its President, on the ___ day of ____________, _____.


                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.



                                        By: ____________________________________
                                        Name: Norbert Sporns
                                        Title: President